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Exhibit 23.3

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 13, 2001 (except for Note 17 as to which the date is January 24, 2002), which appears in The Right Start, Inc.'s Proxy Statement dated February 28, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

        GILDERMAN, JOHNSON & COMPANY, LLP

  Encino, California
  March 14, 2002

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Consent of Independent Accountants